Form W-9                                                       Give form to the
(Rev. January 2002)                                            requester. Do not
                                                               send to the IRS.
Department of the Treasury
Internal Revenue Service

                              Request for Taxpayer
                     Identification Number and Certification

                                 Print or type
                      See Specific Instructions on page 2.
--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Business name, if different from above

--------------------------------------------------------------------------------
                           Individual/
Check appropriate box: |_| Sole proprietor  |_| Corporation  |_| Partnership
                       |_| Other -> _______________  |_| Exempt from backup
                                                         withholding
--------------------------------------------------------------------------------
Address (number, street, and apt. or suite no.)     Requester's name and address
                                                    (optional)
--------------------------------------------------
City, state, and ZIP code

--------------------------------------------------
List account number(s) here (optional)

--------------------------------------------------------------------------------
Part I     Taxpayer Identification Number (TIN)
--------------------------------------------------------------------------------

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2.

Social security number

|_||_||_|-|_||_|-|_||_||_||_|

             or

Employer identification number

|_||_|-|_||_||_||_||_||_||_|

Note: If the account is in more than one name, see the chart on page 2 for guidelines on whose number to enter.

--------------------------------------------------------------------------------
Part II     Certification
--------------------------------------------------------------------------------

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.    I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)
--------------------------------------------------------------------------------
Sign     Signature of
Here     U.S. person ->                             Date ->
--------------------------------------------------------------------------------

Purpose of Form

A person who is required to file an information return with the IRS must get your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to give your correct TIN to the person requesting it (the requester) and, when applicable, to:

      1. Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

      2. Certify you are not subject to backup withholding, or

      3. Claim exemption from backup withholding if you are a U.S. exempt payee.

      If you are a foreign person, use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

Note: If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 30% of such payments after December 31, 2001 (29% after December 31, 2003). This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

      You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

      1. You do not furnish your TIN to the requester, or

      2. You do not certify your TIN when required (see the Part II instructions on page 2 for details), or

      3. The IRS tells the requester that you furnished an incorrect TIN, or

      4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

      5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

      Certain payees and payments are exempt from backup withholding. See the instructions on page 2 and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

--------------------------------------------------------------------------------
                                Cat No. 10231X            Form W-9 (Rev. 1-2002)

Form W-9 (Rev. 1-2002)                                                    Page 2
--------------------------------------------------------------------------------

Specific Instructions

Name. If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

      If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

      Sole proprietor. Enter your individual name as shown on your social security card on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

      Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

      Other entities. Enter your business name as shown on required Federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

      Exempt from backup withholding. If you are exempt, enter your name as described above, then check the "Exempt from backup withholding" box in the line following the business name, sign and date the form.

      Individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. For more information on exempt payees, see the Instructions for the Requester of Form W-9.

      If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Part I--Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.

      If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number
(ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

      If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

      If you are an LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) above), and are owned by an individual, enter your SSN (or "pre-LLC" EIN, if desired). If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's EIN.

Note: See the chart on this page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

      If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II--Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.

      For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding above.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

      1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

      2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

      3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

      4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

      5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions.

You must give your correct TIN, but you do not have to sign the certification.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws.

      You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number To
Give the Requester

=======================================================
For this type of account:     Give name and SSN of:
-------------------------------------------------------
1.  Individual                The individual

2.  Two or more               The actual owner of
    individuals (joint        the account or, if
    account)                  combined funds, the
                              first individual on
                              the account(1)

3.  Custodian account of      The minor(2)
    a minor (Uniform
    Gift to Minors Act)

4.  a. The usual revocable    The grantor-trustee(1)
       savings trust
       (grantor is also       The actual owner(2)
       trustee)

    b. So-called trust
       account that is not
       a legal or valid
       trust under state
       law

5.  Sole proprietorship       The owner(3)
=======================================================
For this type of account:     Give name and EIN of:
-------------------------------------------------------
6.  Sole proprietorship       The owner(3)

7.  A valid trust,            Legal entity(4)
    estate, or pension
    trust
8.  Corporate                 The corporation

9.  Association, club,        The organization
    religious,
    charitable,
    educational, or other
    tax-exempt
    organization
10. Partnership               The partnership

11. A broker or               The broker or nominee
    registered nominee

12. Account with the          The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
-------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's SSN.

(3) You must show your individual name, but you may also enter your business or "DBA" name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


                                [RECYCLED LOGO]